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                                                                 EXHIBIT 10(a)


                            STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement ("Agreement") is made as of March 12, 1999, by ARGENT CAPITAL CORPORATION, a Nevada corporation ("Buyer"), and OPTIMIZE, INC., an Alabama corporation, and those individuals listed in Part 3.1 of the Disclosure Letter, as same may be supplemented prior to the Closing Date ("Sellers").

                                    RECITALS

         Sellers desire to sell, and Buyer desires to purchase, all of the issued and outstanding shares (the "Shares") of capital stock of NetVoucher, Inc., an Alabama corporation which has been formed to develop and market the "NetVoucher" line of products and services (the "Company")in a transaction intended to qualify as a tax free reorganization under IRC Section 368(a)(1)(A), for the consideration and on the terms set forth in this Agreement.

                                    AGREEMENT

         The parties, intending to be legally bound, agree as follows:

         1.       DEFINITIONS

                  For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

                  "APPLICABLE CONTRACT" - any contract (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound.

                  "BALANCE SHEET" - as defined in Section 3.4.

                  "BEST EFFORTS" - the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

                  "BREACH" - a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty,


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covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

                  "BUYER" - as defined in the first paragraph of this Agreement.

                  "BUYER'S RELEASE" - as defined in Section 2.4.

                  "BUYER'S STOCK"  - as defined in Section 2.2(a).

                  "CLOSING" - as defined in Section 2.3.

                  "CLOSING DATE" - the date and time as of which the Closing actually takes place.

                  "COMPANY"- as defined in the Recitals of this Agreement.

                  "CONSENT" - any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

                  "CONTEMPLATED TRANSACTIONS" - all of the transactions contemplated by this Agreement, including:

                  (a) the sale of the Shares by Sellers to Buyer (in the context of a statutory merger);

                  (b) the performance by Buyer and Sellers of their respective covenants and obligations under this Agreement; and

                  (c) Buyer's acquisition and ownership of the Shares and assets and exercise of control over the Company.

                  "CONTRACT" - any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

                  "DAMAGES" - as defined in Section 10.2

                  "DISCLOSURE LETTER" - the disclosure letter delivered by Sellers to Buyer concurrently with the execution and delivery of this Agreement.

                  "ENCUMBRANCE" - any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.


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                  "ERISA" - the Employee Retirement Income Security Act of 1974
or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

                  "FACILITIES" - any real property, leaseholds, or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures, or equipment currently owned or operated by the Company.

                  "FUTURE BUY-OUT" - as defined in Section 2.2(c).

                  "GAAP" - generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4 were prepared.

                  "GOVERNMENTAL AUTHORIZATION" - any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

                  "GOVERNMENTAL BODY" - any:

                  (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                  (b) federal, state, local, municipal, foreign, or other government;

                  (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, office, or entity and any court or other tribunal);

                  (d)      multi-national organization or body; or

                  (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, policy, regulatory, or taxing authority or power of any nature.

                  "INDEMNIFIED PERSONS" - as defined in Section 10.2.

                  "INTELLECTUAL PROPERTY ASSETS" - as defined in Section 3.19.

                  "IRC" - the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

                  "IRS" - the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.


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                  "KNOWLEDGE" - an individual will be deemed to have "Knowledge"
of a particular fact or other matter if such individual is actually aware of such fact or other matter, after conducting a reasonable inquiry.

                  "LEGAL REQUIREMENT" - any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

                  "OCCUPATIONAL SAFETY AND HEALTH LAW" - any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

                  "OPTIMIZE" - Optimize, Inc., an Alabama corporation which is the largest stockholder of the Company.

                  "ORDER" - any award, decision, injunction, judgment, order, ruling subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

                  "ORDINARY COURSE OF BUSINESS" - an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

                           (a)      such action is consistent with the past
practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

                           (b)      such action is not required to be authorized
by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

                           (c)      such action is similar in nature and
magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

                  "ORGANIZATIONAL DOCUMENTS"

                           (a)      the articles or certificate of incorporation
and the bylaws of a corporation;

                           (b)      the partnership agreement and any statement
of partnership of a general partnership;


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                           (c)      the limited partnership agreement and the
certificate of limited partnership of a limited partnership;

                           (d)      any charter or similar document adopted or
filed in connection with the creation, formation, or organization of a Person;
and

                           (e)      any amendment to any of the foregoing.

                  "PERSON" - any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental body.

                  "PLAN" - as defined in Section 3.12.

                  "PROCEEDING" - any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

                  "RELATED PERSON" - with respect to a particular individual:

                           (a)      each other member of such individual's
Family;

                           (b)      any Person that is directly or indirectly
controlled by such individual or one or more members of such individual's
Family;

                           (c)      any Person in which such individual or
members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

                           (d)      any Person with respect to which such
individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

                           With respect to a specified Person other than an
individual:

                           (a)      any Person that directly or indirectly
controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person:

                           (b)      any Person that holds a Material Interest in
such specified Person;

                           (c)      each Person that serves as a director,
officer, partner, executor, or trustee of such specified Person (or in a similar capacity);


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                           (d)      any Person in which such specified Person
holds a Material Interest;

                           (e)      any Person with respect to which such
specified Person serves as a general partner or a trustee (or in a similar capacity); and

                           (f)      any Related Person of any individual
described in clause (b) or (c).

                  For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse [and former spouses], (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13D-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

                  "REPRESENTATIVE" - with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

                  "SECURITIES ACT" - the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

                  "SELLERS" - as defined in the first paragraph of this Agreement.

                  "SELLERS' RELEASE" - as defined in Section 2.4.

                  "SHARES" - as defined in the Recitals of this Agreement.

                  "TAX" - any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

                  "TAX RETURN" - any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.


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                  "TEN YEAR OPTIONS" - as defined in Section 2.2(b).

                  "THREATENED" - a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

         2.       SALE AND TRANSFER OF SHARES; CLOSING

                  2.1      SHARES

                  Subject to the terms and conditions of this Agreement, at the Closing, Sellers will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Sellers, in the form of a statutory merger under the laws of the State of Nevada, whereby the Company will be merged into Buyer, or a new, wholly owned subsidiary of Buyer, in Buyer's discretion.

                  2.2      PURCHASE PRICE

                  The purchase price (the "Purchase Price") for the Shares will be the total consideration to be paid to Sellers, consisting of the following:

                           (a)      At the Closing, 2,000,000 shares of the
$.001 par value, common stock of Buyer (the "Buyer's Stock");

                           (b)      At the Closing, transferable and divisible
options, allowing Sellers the opportunity, at any time (without the necessity of Buyer's Consent) within ten years of the Closing Date, to purchase (i) 1,000,000 shares of Buyer's Stock at a purchase price of $.25 per share, and (ii) 1,000,000 shares of Buyer's Stock at a purchase price of $25.00 per share (collectively, the "Ten Year Options", which shall be adjusted on the same basis as any stock splits of the Buyer's Stock which become effective after the date of this Agreement or the Closing Date, whichever is earlier)[1]; and

                           (c)      Within sixty (60) days of the second
anniversary of the Closing Date, thirty percent (30%) of the value of the Company as of the second anniversary of the Closing Date (the "Future Buy-Out"). The Future Buy-Out will be payable only to the holders of the Company's Class A Common Stock. Procedures for determining such value, and the method of payment therefor, are contained in Section 11.9 of this Agreement.


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[Note 1: An amendment provided for the issuance of 1,000,000 additional Ten
Year Options to certain of the Sellers, which are exercisable at $.25 per share.]


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                  2.3      CLOSING

                  Consummation of the purchase and sale (the "Closing") provided for in this Agreement will take place at the officers of Sellers' counsel at Birmingham, Alabama, at 10:00 a.m. (local time) on or before May 15, 1999, or at such other time and place as the parties may agree. Subject to the provisions of
Section 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this
Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

                  2.4      CLOSING OBLIGATIONS

                  At the Closing:

                           (a)      Sellers will deliver to Buyer:

                                    (i)      certificates representing the
Shares, duly endorsed (or accompanied by duly executed stock powers), for transfer to Buyer;

                                    (ii)     a release in the form of Exhibit
2.4(a)(ii) executed by Sellers ("Sellers' Release");

                                    (iii)    the Management Information Systems
contract in the form of Exhibit 2.4(a)(iii), executed by Sellers (the "MIS Contract");

                                    (iv)     Agreement and Plan of Merger,
whereby the Company will be merged into either Buyer or a new, wholly owned subsidiary of Buyer, reflecting the terms hereof, duly authorized and properly executed on behalf of the Company;

                                    (v)      a certified resolution of the Board
of Directors of the Company authorizing the execution and delivery of the Sellers' Closing Documents and the performance of its obligations under this Agreement and the Sellers' Closing Documents; and

                                    (vi)     a certificate executed by Optimize
representing and warranting to Buyer that each of Optimize's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Disclosure Letter that were delivered by Optimize to Buyer prior to the Closing Date in accordance with Section 5.5).

                           (b)      Buyer will deliver to Sellers:


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                                    (i)      certificate(s) representing
2,000,000 shares of the Buyer's Stock, apportioned among the Sellers in accordance with their ownership of the Company as outlined in Part 3.1 of the Disclosure Letter;

                                    (ii)     a release in the form of Exhibit
2.4(b)(ii), executed by Buyer ("Buyer's Release");

                                    (iii)    the Ten Year Options in the form of
Exhibit 2.4(b)(iii), executed by Buyer, apportioned among the Sellers in accordance with their ownership of the Company as outlined in Part 3.1 of the Disclosure Letter;

                                    (iv)     the MIS Contract, executed by
Buyer;

                                    (v)      Agreement and Plan of Merger, as
referenced in Section 2.4(a)(iv) above, duly authorized and properly executed on behalf of Buyer, and which are to be filed at Closing by Buyer with the Secretary of State of the State of Nevada;

                                    (vi)     a certified resolution of the Board
of Directors of Buyer authorizing the execution and delivery of the Buyer's Closing Documents and the performance of its obligations under this Agreement and the Buyer's Closing Documents; and

                                    (vii)    a certificate executed by Buyer
representing and warranting to Sellers that each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date.

         3.       REPRESENTATIONS AND WARRANTIES OF SELLER

                  Optimize represents and warrants to Buyer as follows:

                  3.1      ORGANIZATION AND GOOD STANDING

                           (a)      Part 3.1 of the Disclosure Letter contains a
complete and accurate list for the Company of its name, its jurisdiction of incorporation, and its capitalization (including the identity of each stockholder, the class(es) of stock owned by such stockholder and the number of shares of each such class of stock held by each). The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts.

                           (b)      Optimize has delivered to Buyer true and
correct copies of the Organizational Documents of the Company, as currently in effect.


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                  3.2      AUTHORITY; NO CONFLICT

                           (a)      This Agreement constitutes the legal, valid,
and binding obligation of Sellers, enforceable against Sellers in accordance with its terms. Upon the execution and delivery by Sellers of the Sellers' Release and MIS Contract (collectively, the "Sellers' Closing Documents"), the Sellers' Closing Documents will constitute the legal, valid, and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms. Sellers have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Sellers' Closing Documents and to perform its obligations under this Agreement and the Sellers' Closing Documents.

                           (b)      Except as set forth in part 3.2 of the
Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                                    (i)      contravene, conflict with, or
result in a violation of (A) any provision of the Organizational Documents of the Company, or (B) any resolution adopted by the board of directors or stockholders of the Company;

                                    (ii)     contravene, conflict with, or
result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or Sellers, or any of the assets owned or used by the Company, may be subject;

                                    (iii)    contravene, conflict with, or
result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by the Company;

                                    (iv)     cause Buyer or the Company to
become subject to, or to become liable for the payment of, any Tax;

                                    (v)      cause any of the assets owned by
the Company to be reassessed or revalued by any taxing authority or other Governmental Body;

                                    (vi)     contravene, conflict with, or
result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or


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                                    (vii)    result in the imposition or
creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company.

                  Except as set forth in Part 3.2 of the Disclosure Letter, neither the Sellers nor the Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

                           (c)      Sellers are acquiring the Buyer's Stock and
Ten Year Options for their own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

                  3.3      CAPITALIZATION

                           The authorized equity securities of the Company
consist of 1,000 shares of common stock (907-1/2 being Class A Common Stock and 92-1/2 being Class B Common Stock) par value $1.00 per share, of which those shares designated as being owned by the Sellers on Part 3.1 of the Disclosure Letter are issued and outstanding and constitute the Shares. Additional shares may be designated as issued and outstanding by delivery of a supplement to the Disclosure Letter to Buyer prior to the Closing. Sellers are and will be on the Closing Date the record and beneficial owner and holder of the Shares, free and clear of all Encumbrances. No legend or other reference to any purported encumbrance appears upon any certificate representing equity securities of the Company. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement. The Company does not own nor does it have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

                  3.4      FINANCIAL STATEMENTS

                           Sellers will deliver to Buyer: (a) unaudited balance
sheet of the Company as of February 28, 1999 including the notes thereto (the "Balance Sheet"). The Balance Sheet and notes will fairly present the financial condition of the Company as of February 28, 1999, all in accordance with GAAP.

                  3.5      BOOKS AND RECORDS

                           The books of account, minute books, stock record
books, and other records of the Company, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Company contain accurate and complete records of all meetings held of, and


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corporate action taken by, the stockholders, the Board of Directors, and committees of the Board of Directors of the Company, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

                  3.6      TITLE TO PROPERTIES; ENCUMBRANCES

                           Part 3.6 of the Disclosure Letter contains a complete
and accurate list of all real property, leaseholds, or other interests therein owned by the Company. The Company owns all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own, including all of the properties and assets reflected in the Balance Sheet (except for assets held under capitalized leases disclosed or not required to the disclosed in Part 3.6 of the Disclosure Letter and personal property sold since the date of the Balance Sheet in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Company since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of business and consistent with past practice). All material properties and assets reflected in the Balance Sheet are free and clear of all Encumbrances except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Balance Sheet as securing specified liabilities or obligations, with respect to which no default ( or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, and (c) liens for current taxes not yet due.

                  3.7      CONDITION AND SUFFICIENCY OF ASSETS

                           The equipment of the Company is in good operating
condition and repair, and is adequate for the uses to which it is being put, and none of such equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

                  3.8      INVENTORY

                           All inventory of the Company, whether or not
reflected in the Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality.

                  3.9      NO UNDISCLOSED LIABILITIES

                           Except as set forth in part 3.9 of the Disclosure
Letter, to the best of Sellers' knowledge, the Company has no material liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or


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otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the date thereof.

                  3.10     TAXES

                           (a)      The Company has filed or caused to be filed
all Tax Returns that are or were required to be filed by it. Part 3.10 of the Disclosure Letter contains a complete and accurate list of all such Tax Returns (relating to income or franchise taxes). The Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Sellers or the Company.

                           (b)      All Tax Returns filed by the Company are
true, correct, and complete.

                  3.11     NO MATERIAL ADVERSE CHANGE

                           Since the date of the Balance Sheet, there has not
been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company.

                  3.12     EMPLOYEE BENEFITS

                           The Company has no Employee Benefit Plans.

                  3.13     COMPLIANCE WITH LEGAL REQUIREMENTS;
                           GOVERNMENTAL AUTHORIZATIONS

                           (a)      Except as set forth in Part 3.13 of the
Disclosure Letter:

                                    (i)      the Company is, and at all times
has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                                    (ii)     no event has occurred or
circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                                    (iii)    the Company has not received any
notice or other communication (whether oral or written) from any Governmental Body or any other person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential


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obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

                           (b)      Part 3.13 of the Disclosure Letter contains
a complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company. Each Governmental Authorization listed or required to be listed in Part 3.13 of the Disclosure Letter is valid and in full force and effect.

                                    (i)      the Company is in full compliance
with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 3.13 of the Disclosure Letter;

                                    (ii)     no event has occurred or
circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Part 3.13 of the Disclosure letter, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Part 3.13 of the Disclosure Letter; and

                                    (iii)    the Company has not received any
notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization.

                           The Governmental Authorizations listed in part 3.13
of the Disclosure Letter collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets.

                  3.14     LEGAL PROCEEDINGS; ORDERS

                           (a)      There is no pending Proceeding:

                                    (i)      that has been commenced by or
against the Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company; or

                                    (ii)     that challenges, or that may have
the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

                  To the Knowledge of Sellers and the Company, (1) no such Proceeding has been threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

                           (b)      There is no Order to which the Company or
any of the assets owned or used by the Company is subject; and to the Knowledge of Sellers and the Company, no officer, director, agent, or employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

                  3.15     ABSENCE OF CERTAIN CHANGES AND EVENTS

                  Since the date of the Balance Sheet, the Company has conducted its business only in the Ordinary Course of Business and there has not been any:

                           (a)      change in the Company's authorized or issued
capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                           (b)      amendment to the Organizational Documents of
the Company;

                           (c)      payment or increase by the Company of any
bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

                           (d)      adoption of any profit sharing, bonus,
deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

                           (e)      damage to or destruction or loss of any
asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company, taken as a whole;

                           (f)      entry into, termination of, or receipt or
notice of termination or (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to the Company of at least $10,000.00;

                           (g)      sale (other than sales of inventory in the
Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

                           (h)      cancellation or waiver of any claims or
rights with a value to the Company in excess of $10,000.00;

                           (i)      material change in the accounting methods
used by the Company; or (j) agreement, whether oral or written, by the Company to do any of the foregoing.

                  3.16     CONTRACTS; NO DEFAULTS

                           (a)      Except as set forth in part 3.16(a) of the
Disclosure Letter:

                                    (i)      the Sellers have not acquired any
rights under, and the Sellers have not become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, the Company; and

                                    (ii)     to the Knowledge of Sellers, no
officer, director, agent, employee, consultant, or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of the Company, or (B) assign to the Company or to any other Person any rights to any invention, improvement, or discovery.

                           (b)      Except as set forth in Part 3.16(b) of the
Disclosure Letter:

                                    (i)      the Company is in full compliance
with all applicable terms and requirements of each Contract under which the Company has or had any obligation or liability or by which the Company or any of the assets owned or used by the Company is or was bound;

                                    (ii)     each other Person that has or had
any obligation or liability under any Contract under which the Company has or had any rights is in full compliance with all applicable terms and requirements of such Contract;

                                    (iii)    no event has occurred or
circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

                                    (iv)     the Company has not given to or
received from any other Person, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

                           (c)      There are no renegotiations of, attempts to
renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Contracts with any Person and, to the Knowledge of Sellers, no such Person has made written demand for such renegotiation.

                           (d)      The Contracts relating to the sale, design,
manufacture, or provision of products or services by the Company have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

                  3.17     EMPLOYEES

                           (a)      Part 3.17 of the Disclosure Letter contains
a complete and accurate list of the following information for each employee or director of the Company, including each employee on leave of absence or layoff status; name; job title; and current compensation paid or payable.

                           (b)      No employee or director of the Company is a
party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Company, or (ii) the ability of the Company to conduct its business, including any Proprietary Rights Agreement with Sellers or the Company by any such employee or director. To Sellers' Knowledge, no director, officer, or other key employee of the Company intends to terminate his employment with the Company.

                  3.18     LABOR RELATIONS; COMPLIANCE

                           The Company has never been a party to any collective
bargaining or other labor Contract. There has not been, there is not presently pending or existing, and to Sellers' Knowledge, there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor employment dispute against or affecting the Company or its premises, or (c) any application for certification of a collective bargaining agent. To Sellers' Knowledge, the Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. The Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

                  3.19     INTELLECTUAL PROPERTY

                           (a)      Intellectual Property Assets - The term
"Intellectual Property Assets" includes:

                                    (i)      the name NetVoucher, all fictional
business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

                                    (ii)     all patents, patent applications,
and inventions and discoveries that may be patentable (collectively, "Patents");

                                    (iii)    all copyrights in both published
works and unpublished works (collectively, "Copyrights");

                                    (iv)     all rights in mask works
(collectively, "Rights in Mask Works"); and

                                    (v)      all know-how, trade secrets,
confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"), owned, used, or licensed by the Company as licensee or licensor.

                           (b)      Agreements- Part 3.19(b) of the Disclosure
Letter contains a complete and accurate list and summary description, including any royalties paid or received by the Company, of all Contracts relating to the Intellectual Property Assets to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $1,000.00 under which the Company is the licensee. There are no outstanding and, to Sellers' Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

                           (c)      Know-How Necessary for the Business

                                    (i)      The Intellectual Property Assets
are all those necessary for the operation of the Company's business as it is currently conducted. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

                                    (ii)     Except as set forth in Part.
3.19(c) of the Disclosure Letter, all former and current employees of the Company have executed a written Contract with the Sellers or the Company that assign to the Sellers or the Company all rights to any inventions, improvements, discoveries, or information relating to the business of the Company. No employee of the Company has entered into any contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Sellers or the Company.

                           (d)      Trademarks

                                    (i)      Part 3.19(d) of Disclosure Letter
contains a complete and accurate list and summary description of all Marks. The Company is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                                    (ii)     All Marks that have been registered
with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

                                    (iii)    No Mark has been or is now involved
in any opposition, invalidation, or cancellation and, to Sellers' Knowledge, no such action is threatened with the respect to any of the Marks.

                                    (iv)     To Sellers' Knowledge, there is no
potentially interfering trademark or trademark application of any third party.

                                    (v)      To Sellers' Knowledge, no Mark is
infringed or has been challenged or threatened in any way, and none of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

                                    (vi)     All products and materials
containing a Mark bear the proper federal registration notice where permitted by law.

                           (e)      Copyrights

                                    (i)      Part 3.19(f) of the Disclosure
Letter contains a complete and accurate list and summary description of all Copyrights. The Company is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                                    (ii)     To Sellers' Knowledge, no Copyright
is infringed or has been challenged or threatened in any way, and none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

                                    (iii)    All work encompassed by the
Copyrights have been marked with the proper copyright notice.

                           (f)      Trade Secrets

                                    (i)      With respect to each Trade Secret,
the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

                                    (ii)     Sellers and the Company have taken
all reasonable precautions to protect the secrecy, confidentiality, and value of the Company's Trade Secrets.

                                    (iii)    The Company has good title and an
absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of public knowledge or literature, and, to Sellers' Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than the Company) or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

                  3.20     CERTAIN PAYMENTS

                           Neither the Company nor any director, officer, agent,
or employee of the Company, or to Sellers' Knowledge, any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kick-back, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

                  3.21     DISCLOSURE

                           (a)      To Sellers' knowledge, no representation or
warranty of Sellers in this Agreement and no statement in the Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                  3.22     RELATIONSHIPS WITH RELATED PERSONS

                           Neither the Sellers nor any Related Person of Sellers
or of the Company has any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company's business. Except as set forth in part 3.22 of the Disclosure letter, neither the Sellers nor any Related Person of Sellers or of the Company is a party to any Contract with, or has any claim or right against, the Company.

                  3.23     BROKERS OR FINDERS

                           Sellers have incurred no obligation or liability,
contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

         4.       REPRESENTATIONS AND WARRANTIES OF BUYER

                  4.1      ORGANIZATION AND GOOD STANDING

                           Buyer is a corporation duly organized, validly
existing, and in good standing under the laws of the State of Nevada.

                  4.2      BUYER'S CAPITALIZATION AND STOCK

                           Buyer's Stock is, and will be at the Closing Date,
the only class of capital stock of Buyer issued and outstanding. The Buyer's Stock to be issued to Sellers at Closing, combined with the Ten Year Options (as if exercised at Closing) will represent no less than 23.55% of all of the then issued and outstanding shares of the Buyer's Stock, (combined with all shares of Buyer's Stock subject to issuance upon exercise of any and all options or warrants then outstanding and exercisable, on a fully diluted basis.) Buyer agrees that it will take no action subsequent to closing, without Optimize's prior written consent, to cause Sellers' equity interest in Buyer (as outlined above) to be reduced below such 23.55% level[2]. Sellers acknowledge that there is a suit to rescind the issuance of stock to Clearview Holding Corporation, S.A., and that such stock is not accounted for in this representation and warranty. Buyer agrees that in the event such stock is still outstanding six (6) months from the Closing Date, it will issue additional Buyer's Stock to the Sellers sufficient in number to make the representations and warranties contained in this Section 4.2, accurate in all respects as of such date.

                  4.3      AUTHORITY; NO CONFLICT

                           (a)      This Agreement constitutes the legal, valid,
and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the 2,000,000 shares of Buyer's Stock, the Ten Year Options and MIS Contract (collectively, the "Buyer's Closing Documents"), the Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer,

[Note 2: This sentence was subsequently deleted by an amendment.]

enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents.

                           (b)      Neither the execution and delivery of this
Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                                    (i)      any provision of buyer's
Organizational documents;

                                    (ii)     any resolution adopted by the board
of directors or the stockholders of Buyer;

                                    (iii)    any Legal Requirement or order to
which Buyer may be subject; or

                                    (iv)     any Contract to which Buyer is a
party or by which Buyer may be bound.

                           Except as set forth in Schedule 4.3, Buyer is not and
will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

                  4.4      INVESTMENT INTENT

                           Buyer is acquiring the Shares for its own account and
not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Buyer confirms that Sellers have made available to Buyer and its representatives and agents the opportunity to ask questions of the officers and management employees of the Sellers and the Company and to acquire such additional information about the business and financial condition of the Sellers and the Company as Buyer has requested, and all such information has been received.

                  4.5      CERTAIN PROCEEDINGS

                           There is no pending Proceeding that has been
commenced against Buyer that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

                  4.6      BROKERS OR FINDERS

                           Buyer and its officers and agents have incurred no
obligation or liabilities, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Seller harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

         5.       COVENANTS OF SELLERS PRIOR TO CLOSING DATE

                  5.1      ACCESS AND INVESTIGATION

                           Between the date of this Agreement and the Closing
Date, Sellers will, and will cause the Company and its Representatives to, (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "Buyer's Advisors") full and free access to the Company's personnel, properties, contracts, books and records, and other documents and data, (b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating and other data and information as Buyer may reasonably request.

                  5.2      OPERATION OF THE BUSINESS OF THE COMPANY

                           Between the date of this Agreement and the Closing
Date, Sellers will, and will cause the Company to:

                           (a)      conduct the business of the Company only in
the Ordinary Course of Business, and pursuant to the MIS Contract;

                           (b)      use its Best Efforts to preserve intact the
current business organization of the Company, keep available the services of the current officers, employees, and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

                           (c)      confer with Buyer concerning operational
matters of a material nature; and

                           (d)      otherwise report periodically to Buyer
concerning the status of the business, operations, and finances of the Company.

                  5.3      NEGATIVE COVENANT

                           Except as otherwise expressly permitted by this
Agreement, between the date of this Agreement and the Closing Date, Sellers will not, and will cause the Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.16 is likely to occur.

                  5.4      REQUIRED APPROVALS

                           As promptly as practicable after the date of this
Agreement, Sellers will, and will cause the Company to,
(a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyer in obtaining all consents identified in Schedule 4.3.

                  5.5      NOTIFICATION

                           Between the date of this Agreement and the Closing
Date, the Sellers will promptly notify Buyer in writing if the Sellers or the Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Sellers' representations and warranties as of the date of this Agreement, or if the Sellers or the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Letter if the Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, Sellers will promptly deliver to Buyer a supplement to the Disclosure Letter specifying such change. During the same period, the Sellers will promptly notify Buyer of the occurrence of any Breach of any covenant of Sellers in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

                  5.6      PAYMENT OF INDEBTEDNESS BY RELATED PERSONS

                           Except as expressly provided in this Agreement,
Sellers will cause all indebtedness owed to the Company by either Sellers or any Related Person of Sellers to be paid in full prior to Closing.

                  5.7      NO NEGOTIATION

                           Until such time, if any, as this Agreement is
terminated pursuant to Section 9, Sellers will not, and will cause the Company and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company.

                  5.8      BEST EFFORTS

                           Between the date of this Agreement and the Closing
Date, Sellers will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

         6.       COVENANTS OF BUYER PRIOR TO CLOSING DATE

                  6.1      APPROVALS OF GOVERNMENTAL BODIES

                           As promptly as practicable after the date of this
Agreement, Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the contemplated Transactions. Between the date of this Agreement and the Closing Date, Buyer will, and will cause each Related Person to cooperate with Sellers in obtaining all consents identified in part 3.2 of the Disclosure Letter; provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

                  6.2      BEST EFFORTS

                           Except as set forth in the proviso to Section 6.1,
between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

         7.       CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

                  Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

                  7.1      ACCURACY OF REPRESENTATIONS

                           All of Sellers' representations and warranties in
this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Letter; provided, however, Buyer shall have approved or waived any disclosure contained within a supplement to the Disclosure Letter.

                  7.2      SELLERS' PERFORMANCE

                           (a)      All of the covenants and obligations that
Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

                           (b)      Each document required to be delivered
pursuant to Section 2.4 must have been delivered.

                  7.3      CONSENTS

                           Each of the Consents identified in Part 3.2 of the
Disclosure Letter, and each Consent identified in Schedule 4.3, must have been obtained and must be in full force and effect.

                  7.4      ADDITIONAL DOCUMENTS

                  Each of the following documents must have been delivered to
Buyer:

                           (a)      an opinion of Mark E. Hoffman, Esquire,
dated the Closing Date, in the form of Exhibit 7.4(a);

                           (b)      such other documents as Buyer may reasonably
request for the purpose of (i) enabling its counsel to provide the opinion referred to in Section 8.4(a), (ii) evidencing the accuracy of any of Sellers' representations and warranties, (iii) evidencing the performance by the Sellers of, or the compliance by Sellers with, any covenant or obligation required to be performed or complied with by Sellers, (iv) evidencing the satisfaction of any condition referred to in this Section 7, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

                  7.5      NO PROCEEDINGS

                           Since the date of this Agreement, there must not have
been commenced or threatened against buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

                  7.6      NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS

                           There must not have been made or Threatened by any
Person any claims asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, the Company, or
(b) is entitled to all or any portion of the Purchase Price payable for the Shares.

                  7.7      NO PROHIBITION

                           Neither the consummation nor the performance of any
of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

         8.       CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE

                  Sellers' obligation to sell the Shares and to take the other actions required to be taken by Sellers at the Closing is subject to satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

                  8.1      ACCURACY OF REPRESENTATIONS

                           All of Buyer's representations and warranties in this
Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

                  8.2      BUYER'S PERFORMANCE

                           (a)      All of the covenants and obligations that
Buyer is required to perform or to comply with pursuant to this Agreement or the MIS Contract at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

                           (b)      Buyer must have delivered each of the
documents required to be delivered by Buyer pursuant to Section 2.4.

                  8.3      CONSENTS

                           Each of the Consents identified in Part 3.2 of the
Disclosure Letter must have been obtained and must be in full force and effect.

                  8.4      ADDITIONAL DOCUMENTS

                  Buyer must have caused the following documents to be delivered to Sellers:

                           (a)      an opinion of Tisdale & Nicholson, LLP,
dated the Closing Date, in the form of Exhibit 8.4(a); and

                           (b)      such other documents as Sellers may
reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in section 7.4(a), (ii) evidencing the accuracy of any representation or warranty of Buyer, (iii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (iv) evidencing the satisfaction of any condition referred to in this Section 8, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

                  8.5      NO INJUNCTION

                           There must not be in effect any Legal Requirements or
any injunction or other Order that (a) prohibits the sale of the Shares by Sellers to Buyer, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

                  8.6      RESOLUTION OF LITIGATION

                           That certain lawsuit entitled Royangrove Limited v.
Nuova Arca (Investments) Limited and Argent Capital Corporation, pending in the U.S. District Court, Central District of California, must have been resolved in such a manner as is satisfactory to Seller, in its sole discretion.

                  8.7      ELECTION TO BOARD OF DIRECTORS

                           Buyer must have appointed two of Optimize's nominees
to Buyer's Board of Directors contemporaneously with the Closing. Furthermore, Buyer agrees to use its best efforts to cause to be elected an additional Optimize nominee to its Board of directors at its first annual meeting of shareholders held subsequent to the Closing Date.

         9.       TERMINATION

                  9.1      TERMINATION EVENTS

                           This Agreement may, by notice given prior to or at
the Closing, be terminated:

                           (a)      by either Buyer or Sellers if a material
Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

                           (b)(i)   by Buyer if any of the conditions in Section
7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Sellers, if any of the conditions in Section 8 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date;

                           (c)      by mutual consent of Buyer and Sellers; or

                           (d)      by either Buyer or Sellers if the Closing
has not occurred (other than through the failure to any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before May 15, 1999, or such later date as the parties may agree upon.

                  9.2      EFFECT OF TERMINATION

                           Each party's right of termination under Section 9.1
is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this agreement will terminate, except that the obligations in Sections 11.1 and 11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

         10.      INDEMNIFICATION; REMEDIES

                  10.1     SURVIVAL

                           All representations, warranties, covenants, and
obligations in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, the certificates delivered pursuant to Section 2.4(a)(vi) and
Section 2.4(b)(vii), and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

                  10.2     INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS

                           Optimize will indemnify and hold harmless Buyer, the
Company, and their respective representatives, stockholders, controlling persons, and Affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, including a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

                           (a)      any Breach of any representation or warranty
made by Optimize in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, or any other certificate or document delivered by Optimize pursuant to this Agreement;

                           (b)      any Breach of any representation or warranty
made by Optimize in this Agreement as if such representation or warranty were made on and as of the Closing Date, other than any such Breach that is disclosed in a supplement to the Disclosure Letter and is expressly identified in the certificate delivered pursuant to Section 2.4(a)(vi) as having caused the condition specified in Section 7.1 not to be satisfied.

                           (c)      any Breach by Optimize of any covenant or
obligation of such Sellers in this Agreement;

                           (d)      any product shipped or manufactured by, or
any services provided by, or the operations of the Company prior to the Closing Date; or

                           (e)      any claim by any Person for brokerage or
finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either Sellers or the Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

                  The remedies provided in this Section 10.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons.

                  10.3     INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER

                           Buyer will indemnify and hold harmless Sellers, and
will pay to Sellers the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

                  10.4     TIME LIMITATIONS

                           If the Closing occurs, Sellers will have no liability
(for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before the second anniversary of the Closing Date Buyer notifies Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer; or a claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date, may be made at any time. If the Closing occurs, Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before the second anniversary of the Closing Date Sellers notify Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers.

                  10.5     LIMITATIONS ON AMOUNT - SELLERS

                           Sellers will have no liability (for indemnification
or otherwise) with respect to the matters described in clause (a), clause (b) or, to the extent relating to any failure to perform or comply prior to the Closing Date, clause (c) of Section 10.2 until the total of all Damages with respect to such matters exceeds $50,000.00, and then only for the amount by which such Damages exceed $50,000.00. Sellers will have no liability (for indemnification or otherwise) with respect to the matters described in clause
(d) of Section 10.2 until the total of all Damages with respect to such matters exceeds $25,000.00, and then only for the amount by which such Damages exceed $25,000.00.

However, this Section 10.5 will not apply to any Breach of any of Optimize's representations and warranties of which Optimize had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by Optimize of any covenant or obligation, and Optimize will be liable for all Damages with respect to such Breaches.

                  10.6     LIMITATIONS ON AMOUNT - BUYER

                           Buyer will have no liability (for indemnification or
otherwise) with respect to the matters described in clause (a) or (b) of Section
10.4 until the total of all Damages with respect to such matters exceeds $50,000.00, and then only for the amount by which such Damages exceed $50,000.00. However, this Section 10.6 will not apply to any Breach of any of Buyer's representations and warranties of which Buyer had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by Buyer of any covenant or obligation, and Buyer will be liable for all Damages with respect to such Breaches.

                  10.7     PROCEDURE FOR INDEMNIFICATION - THIRD PARTY CLAIMS

                           (a)      Promptly after receipt by an indemnified
party under Section 10.2, 10.4, or (to the extent provided in the last sentence of Section 10.3) Section 10.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

                           (b)      If any Proceeding referred to in Section
10.7 is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such proceeding, the indemnifying party will not, as long as it diligently conducts such defense, and does so without reserving any rights against the indemnified party, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding; (i) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (ii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

                           (c)      Notwithstanding the foregoing, if an
indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                           (d)      Sellers hereby consent to the non-exclusive
jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Sellers with respect to such a claim anywhere in the world.

                  10.8     PROCEDURE FOR INDEMNIFICATION - OTHER CLAIMS

                           A claim for indemnification for any matter not
involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

         11.      GENERAL PROVISIONS

                  11.1     EXPENSES

                           Except as otherwise expressly provided in this
Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Sellers will cause the Company not to incur any out-of-pocket expenses in connection with this Agreement. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

                  11.2     PUBLIC ANNOUNCEMENTS

                           Any public announcement or similar publicity with
respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer and Sellers mutually determine. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing Sellers shall, and shall cause the Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Sellers and Buyer will consult with each other concerning the means by which the Company employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

                  11.3     CONFIDENTIALITY

                           Between the date of this Agreement and the Closing
Date, Buyer and Sellers will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Company to maintain in confidence, and not use to the detriment of another party or the Company any written, oral, or other information obtained in confidence from another party or the Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

                           If the Contemplated Transactions are not consummated,
each party will return or destroy as much of such written information as the other party may reasonably request.

                  11.4     NOTICES

                           All notices, consents, waivers, and other
communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt, (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

                  Sellers:          Optimize, Inc.
                                    One Independence Plaza, Suite 710
                                    Birmingham, AL  35209
                                    Attention: James L. Thompson II
                                    Facsimile No.: 205-879-3757

                  with a copy to:   Mark E. Hoffman, Esquire
                                    1300 20th Street South, Suite 302
                                    Birmingham, AL  35205
                                    Facsimile No.: 205-933-1117

                  Buyer:            Argent Capital Corporation
                                    1801 West End Avenue, Suite 1110
                                    Nashville, TN  37203
                                    Attention: Christopher Millar
                                    Facsimile No.: 615-345-6201

                  with a copy to:   Sandor X. Mayuga, Esquire
                                    2049 Century Place East, Suite 755
                                    Los Angeles, CA  90067
                                    Facsimile No.: 310-286-2351

                  11.5     JURISDICTION; SERVICE OF PROCESS

                           Any action or proceeding seeking to enforce any
provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Alabama, County of Jefferson, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Alabama, Southern Division, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts in any such action or proceedings and waives any objection to venue laid therein. Process in any action or proceeding referred to the in preceding sentence may be served on any party anywhere in the world.

                  11.6     FURTHER ASSURANCES

                           The parties agree (a) to furnish upon request to each
other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

                  11.7     WAIVER

                           The rights and remedies of the parties of this
Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one part, in whole or in party, by a waiver of renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

                  11.8     REGISTRATION

                           (a)      Buyer shall, at its expense, prepare and
file as soon as practicable after the Closing Date a registration statement under the Securities Act covering the 2,000,000 shares of the Buyer's Stock issued as a part of the Purchase Price (the "Unregistered Buyer's Common Stock") and shall use its best efforts to cause such registration statement to become effective as promptly as possible after the filing of the registration statement. With respect to such registration, Sellers acknowledge and agree: (i) that such registration of Unregistered Buyer's Common Stock shall be in conjunction with a public offering by Buyer of newly-issued common stock or other securities, and (ii) that Buyer may also register and offer to the public previously unregistered securities then-currently held by holders of Buyer's unregistered securities, whether or not such holders may require Buyer to register their securities pursuant to agreement or otherwise.

                           (b)      Buyer may terminate such registration
statement at the earlier of the time when all of the Unregistered Buyer's Common Stock has been sold or two years after the Closing Date.

                           (c)      Buyer will:

                                    (i)      use its best efforts to cause such
registration statement to become and remain effective until all of the Unregistered Buyer's Common Stock has been sold but no longer than two years after the Closing Date;

                                    (ii)     prepare and file with the SEC such
amendments to such registration statement as may be necessary to keep such registration statement effective;

                                    (iii)    furnish to the holders of the
Unregistered Buyer's Common Stock such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such holders may reasonably request in order to facilitate the offering of the Buyer's Stock;

                                    (iv)     notify the holders of the
Unregistered Buyer's Common Stock promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                                    (v)      notify the holders of the
Unregistered Buyer's Common Stock promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information; and

                                    (vi)     advise the holders of the
Unregistered Buyer's Common Stock, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use all reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

                           (d)      With respect to such registration, Buyer
shall bear all fees, costs and expenses, including all registration fees, printing expenses, fees and disbursements of counsel and accountants for Buyer and all internal expenses of Buyer.

                           (e)      With respect to the registration of the
Unregistered Buyer's Common Stock:

                                    (i)      Buyer will indemnify and hold
harmless the Sellers and any underwriter (as defined in the 1933 Act) for such Sellers from and against any and all loss, damage, liability, cost and expense to which the Sellers or any such underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; provided however, that Buyer will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any Seller or such underwriter;

                                    (ii)     The Sellers and any underwriter for
the Sellers shall indemnify and hold harmless Buyer to the same extent as provided in paragraph (i) of this subsection (e) to the extent that any such loss, damage, liability, cost or expense to which Buyer may become subject is caused by or arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with information furnished by any Sellers or such underwriter; and

                                    (iii)    Promptly after receipt by an
indemnified party pursuant to the provisions of paragraph (i) and (ii) of this subsection (e) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (i) and (ii), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (i) and (ii) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (1) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (2) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (3) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

                           (f)      Sellers, severally and not jointly,
represent and warrant that:

                                    (i)      He/it is acquiring the Unregistered
Buyer's Stock for his own account, for investment purposes and not with a view to, or for sale in connection with, any distribution of such Unregistered Buyer's Stock or any part thereof.

                                    (ii)     He/it is an investor experienced in
the evaluation of businesses similar to Buyer; is able to fend for himself in the transactions contemplated by this Agreement; has such knowledge and experience in financial, business and investment matters as to be capable of evaluating risks of this investment; has the ability to bear the economic risks of this investment; and has been afforded prior to the Closing Date the opportunity to ask questions of, and to receive answers from, the Buyer and to obtain any additional information, to the extent Buyer has such information or could have acquired it without unreasonable effort or expense, all as necessary for the Investor to make an informed investment decision with respect to the purchase of the Unregistered Buyer's Stock.

                                    (iii)    He/it understands that any
Unregistered Buyer's Stock to be sold and issued hereunder is unregistered and may be required to be held indefinitely unless they are subsequently registered under the Securities Act, or an exemption from such registration is available; that except as provided in this Section 11.8, Buyer is under no obligation to file a registration statement with the Securities and Exchange Commission ("Commission") with respect to the Unregistered Buyer's Stock; and that rule 144 promulgated under the Securities Act ("Rule 144"), which provides for certain limited sales of unregistered securities, is not presently available with respect to the Unregistered Buyer's Stock.

                           (g)      Sellers agree that they will not offer,
sell, pledge, hypothecate, or otherwise dispose of the Unregistered Buyer's Stock unless such offer, sale, pledge, hypothecation or other disposition is (i) registered under the Securities Act, or (ii) in compliance with an opinion of counsel to such Sellers, delivered to Buyer and reasonably acceptable to Buyer, to the effect that such offer, sale, pledge, hypothecation or other disposition thereof does not violate the Securities Act.. Sellers understand that they must bear the economic risk of the investment represented by the purchase of Unregistered Buyer's Stock for an indefinite period.

                           (h)      The certificate(s) representing the
Unregistered Buyer's Stock shall bear a legend stating in substance:

                           THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMEMDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION DOES NOT VIOLATE THE PROVISIONS THEREOF.

                  Upon request of a holder of Unregistered Buyer's Stock, Buyer shall remove the legend set forth above from the certificates evidencing such Unregistered Buyer's Stock, or issue to such holder new certificates therefor free of such legend, if with such request Buyer shall have received an opinion of counsel selected by the holder and reasonably satisfactory to Buyer, in form and substance reasonably satisfactory to Buyer, to the effect that such Unregistered Buyer's Stock is not required by the Securities Act to continue to bear the legend.

                  Sellers agree that Buyer may provide for appropriate transfer instructions to implement the provisions of the foregoing paragraphs (g) and
(h).

                           (i)      Sellers represent and warrant that they have
not retained, or otherwise authorized to act, any intermediary in connection with the transaction contemplated by this Agreement and agree to indemnify and hold harmless Buyer from liability for any compensation to any intermediary retained or otherwise authorized to act by them or on their behalf and the fees and expenses of defending against such liability or alleged liability.

                  11.9     FUTURE BUY-OUT PROCEDURES

                           Buyer agrees to maintain and account for the
"NetVoucher" product and related assets being acquired from Sellers in this transaction in either a distinct operating entity or division of Buyer (the "NetVoucher Company").

                           Buyer shall, at its expense, retain a nationally
recognized business valuation expert, such as an accounting firm or investment bank (the specific firm to be hired being subject to the prior written approval of Optimize, which approval shall not be unreasonably withheld) to value the NetVoucher Company as of the second anniversary of the Closing Date (the "Future Value"). The valuation of the NetVoucher Company shall be on a "stand alone" or ""spin-off" basis, and Optimize and Buyer shall, in good faith and in the exercise of their reasonable discretion, mutually agree on the selection of the valuation methodology recommended by the valuation expert. Buyer shall, on the sixtieth day subsequent to the second anniversary of the Closing Date, pay to those Sellers owning the Class A Common Stock of the Company (as of the Closing
Date), thirty percent (30%) of the Future Value in the form of cash, registered common stock of Buyer or a Buyer affiliate, or a combination thereof; provided, however, no less than fifty percent (50%) of the amount to be paid to such Sellers shall be paid in the form of cash. For purposes of determining the value of registered stock to be issued to such Sellers as partial payment hereunder, if any, the value shall be the average closing price of such stock for the thirty day period immediately preceding the second anniversary of the Closing Date. In the event Buyer sells the NetVoucher Company prior to the second anniversary of the Closing Date, Buyer shall pay to the Sellers owning the Class A Common Stock of the Company (as of the Closing Date), thirty percent (30%) of the gross sales proceeds received by Buyer in connection with such sale, whether in the form of cash, stock, royalties, future considerations or otherwise.

                  11.10    ENTIRE AGREEMENT AND MODIFICATION

                           This Agreement supersedes all prior agreements
between the parties with respect to its subject matter (including the Memorandum of Agreement between Buyer and Sellers dated February 18, 1999) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the Agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

                  11.11    DISCLOSURE LETTER

                           (a)      The disclosures in the Disclosure Letter,
and those in any supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

                           (b)      In the event of any inconsistency between
the statements in the body of this Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

                  11.12    ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY
                           RIGHTS

                           Neither party may assign any of its rights under this
Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and insure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

                  11.13    SEVERABILITY

                           If any provision of this Agreement is held invalid or
unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                  11.14    SECTION HEADINGS, CONSTRUCTION

                           The headings of Sections in this Agreement are
provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Section of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the wording "including" does not limit the preceding words or terms.

                  11.15    TIME OF ESSENCE

                           With regard to all dates and time periods set forth
or referred to in this Agreement, time is of the essence.


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
                  11.16    GOVERNING LAW

                           This Agreement will be governed by the laws of the
State of Alabama without regard to conflicts of laws principles.

                  11.17    COUNTERPARTS

                           This Agreement may be executed in one or more
counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

         BUYER:   ARGENT CAPITAL         SELLERS:   OPTIMIZE, INC.
                  CORPORATION


By:   /s/ CHRISTOPHER A. MILLAR              By:  /s/ JAMES L. THOMPSON II
      -----------------------------               -----------------------------
         Its President and CEO                       Its President and CEO

                                                  /s/ P. MICHEAL DAVIDSON
                                                  ------------------------
                                                  P. Micheal Davidson

                                                  /s/ JAMES L. THOMPSON II
                                                  ------------------------
                                                  James L. Thompson II

                                                  /s/ ROBERT NEEDHAM
                                                  ------------------------
                                                  Robert Needham

                                                  /s/ MARK E. HOFFMAN
                                                  ------------------------
                                                  Mark E. Hoffman


                                                  [Additional Sellers]



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